Executive TRSU Award Agreement

Exhibit 10.2

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
AMPLIFY ENERGY CORP.
2024 EQUITY INCENTIVE PLAN

* * * * *

Participant:[________]

Grant Date:[________]

Total Number of Time-
Based Restricted Stock
Units:[________]

Vesting Period:

The TRSUs (as defined below) shall vest according to the following schedule (the “Time Vesting Schedule”), subject to the Participant’s continued Service through each applicable vesting date, except as otherwise provided in this Agreement or the Plan.

Vesting Date	Number of TRSUs That Vest
[FIRST ANNIVERSARY OF GRANT DATE]	1/3 of TRSU
[SECOND ANNIVERSARY OF GRANT DATE]	1/3 of TRSU
[THIRD ANNIVERSARY OF GRANT DATE]	1/3 of TRSU

* * * * *

THIS TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above (“Grant Date”), is entered into by and between Amplify Energy Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Amplify Energy Corp. 2024 Equity Incentive Plan (the “Plan”).

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant this award (this “Award”) of Time-Based Restricted Stock Units (“TRSUs”) to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Plan Document Receipt. Except as specifically provided herein, this Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Award), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.
2.Grant of TRSUs. The Company hereby grants to the Participant, on the Grant Date, this Award, which shall vest in accordance with the Time Vesting Schedule. Subject to the terms of this Agreement and the Plan, each TRSU, to the extent it becomes a vested TRSU, represents the right to receive one (1) share of Common Stock. Unless and until a TRSU becomes vested, the Participant will have no right to settlement of such TRSU. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the TRSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting; Forfeiture.
(a)Vesting Generally. Except as otherwise provided in this Section 3 and Section 12 of the Plan, the TRSUs subject to this Award shall become vested in accordance with the Time Vesting Schedule, subject to the Participant’s continued Service from the Grant Date through each applicable Vesting Date set forth above.
(b)Termination Without Cause; Resignation for Good Reason. In the event of a termination of the Participant’s Service by the Company or an Affiliate of the Company without Cause or by the Participant for Good Reason (as defined in that certain employment agreement in effect as of the Grant Date, by and between the Participant and the Company or any Affiliate of the Company (the “Employment Agreement”)) (each, a “Qualifying Termination”), subject to the Participant’s execution and non-revocation of a general release of claims in favor of the Company and its Affiliates within sixty (60) days following such Qualifying Termination and continued compliance with all applicable restrictive covenants, all outstanding unvested TRSUs, if any, shall fully vest and shall be settled in accordance with Section 4 hereof within sixty (60) days following the date of such Qualifying Termination.
(c)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the TRSUs at any time and for any reason.
(d)Forfeiture. All outstanding unvested TRSUs shall be immediately forfeited and cancelled for no consideration (i) upon a termination of the Participant’s Service for Cause, (ii) upon the Participant’s breach of any restrictive covenant set forth in the Employment Agreement or any other written agreement between the Participant and the Company, (iii) upon resignation by the Participant without Good Reason or (iv) due to Participant’s death or Disability. For avoidance of doubt, the continuous Service of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have incurred a termination of Service, by reason of the transfer of the Participant’s Service among the Company and/or its Subsidiaries and/or Affiliates.
4.Delivery of Shares. Unless otherwise provided herein, each vested TRSUs shall be settled within sixty (60) days following each applicable Vesting Date. The TRSUs shall be settled by delivering to the Participant the number of shares of Common Stock that correspond to the number of TRSUs that have become vested on the applicable Vesting Date, less any shares of Common Stock or any amount withheld by the Company pursuant to Section 9 hereof.
5.Dividends; Rights as Stockholder. If the Company pays a cash dividend in respect of its outstanding Common Stock and, on the record date for such dividend, the Participant holds TRSUs granted pursuant to this Agreement that have not vested and been settled in accordance with Section 4, the Company shall credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of shares of Common Stock related to the portion of the TRSUs that have not been settled or forfeited as of such record date; provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the TRSUs are delivered to the Participant in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to shareholders of the Company. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any TRSU unless and until the Participant has become the holder of record of such shares.
6.Non-Transferability. No portion of the TRSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the TRSUs as provided herein.
7.Restrictive Covenants. As a condition precedent to the Participant’s receipt of the TRSUs issued hereunder, the Participant agrees to continue to be bound by the restrictive covenant obligations set forth in the Employment Agreement.
8.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
9.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind that the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the TRSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, if the Common Stock is not listed for trading on a national exchange at the time of vesting and/or settlement of the TRSUs, then at the Participant’s election, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder with a Fair Market Value equal to the Participant’s total income and employment taxes imposed as a result of the vesting and/or settlement of the TRSUs. If any tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the TRSUs, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the TRSU or disposition of the underlying shares of Common Stock and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
10.Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.
11.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and the Company is relying in part on the Participant’s representations set forth in this Section 11.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
12.No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.
13.Entire Agreement; Amendment. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to this Award, and supersede all prior agreements or prior understandings, whether written or oral, between the parties relating to this Award; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate of the Company or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan and as specifically provided herein. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
14.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
15.No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries or its Affiliates to terminate the Participant’s Service at any time, for any reason and with or without Cause, in accordance with and subject to the terms and conditions of the Employment Agreement.
16.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate of the Company) of any personal data information related to the TRSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
17.Compliance with Laws. The grant of TRSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the TRSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the TRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
18.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
19.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Electronic acceptance and signatures shall have the same force and effect as original signatures.
21.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder; provided that no such additional documents shall contain terms or conditions inconsistent with the terms and conditions of this Agreement.
22.Severability. The invalidity or unenforceability of any provision of this Agreement (or any portion thereof) in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement (or any portion thereof) in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23.No Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of TRSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the TRSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
24.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the TRSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code and regulations issues thereunder (the “Nonqualified Deferred Compensation Rules”) and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the TRSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the TRSUs upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the TRSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate of the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.
25.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
26.  Company Recoupment of Awards. The Participant hereby acknowledges and agrees that the Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company clawback or recoupment policy that may be adopted by the Company from time to time or otherwise required by applicable law or any other agreement or arrangement with the Participant, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S.  Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this [___] day of [_______], 20[__].

AMPLIFY ENERGY CORP.

By:

Name: [_____________]

Title:	[______________]

PARTICIPANT

Name: [________]

Signature Page
to

Time-Based Restricted Stock Unit Award Agreement